Exhibit 4.50

TAL ADVANTAGE IV LLC

Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Indenture Trustee

SERIES 2012-1 SUPPLEMENT

Dated as of May 22, 2012

to

INDENTURE

Dated as of June 28, 2010

SERIES 2012-1, FIXED RATE SECURED NOTES

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions; Calculation Guidelines

Section 101.	Definitions	1

ARTICLE II

Creation of the Series 2012-1 Notes

Section 201.	Designation	6
Section 202.	Authentication and Delivery	6
Section 203.	Interest Payments on the Series 2012-1 Notes	7
Section 204.	Principal Payments on the Series 2012-1 Notes	7
Section 205.	Prepayment of Principal on the Series 2012-1 Notes	8
Section 206.	Restrictions on Transfer	8

ARTICLE III

Series 2012-1 Series Account and Allocation and Application of Amounts Therein

Section 301.	Series 2012-1 Series Account	14
Section 302.	Investment of Funds	14
Section 303.	Distributions from Series 2012-1 Series Account	14

ARTICLE IV

[Reserved]

ARTICLE V

Conditions to Issuance

Section 501.	Conditions to Issuance	16

ARTICLE VI

Representations and Warranties

Section 601.	Existence	16
Section 602.	Authorization	17

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TABLE OF CONTENTS (cont’d)

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TABLE OF CONTENTS (cont’d)

EXHIBITS

EXHIBIT A-1	Form of 144A Global Note
EXHIBIT A-2	Form of Temporary Regulation S Global Note
EXHIBIT A-3	Form of Permanent Regulation S Global Note
EXHIBIT A-4	Form of Note Issued to Institutional Accredited Investors
EXHIBIT B	Form of Certificate to be Given by Noteholders
EXHIBIT C	Form of Certificate to be Given by Euroclear or Clearstream
EXHIBIT D	Form of Certificate to be Given by Transferee of Beneficial Interest In a Temporary Regulation S Global Note
EXHIBIT E	Form of Transfer Certificate for Exchange or Transfer From 144A Note to Regulations S Note
EXHIBIT F	Form of Initial Purchaser Exchange Instructions

SCHEDULES

SCHEDULE 1	Series 2012-1 Minimum Targeted Principal Balances by Payment Date
Series 2012-1 Scheduled Targeted Principal Balances by Payment Date

iii

THIS SERIES 2012-1 SUPPLEMENT, dated as of May 22, 2012 (as amended, modified and supplemented from time to time in accordance with the terms hereof, this “Supplement”), is between TAL ADVANTAGE IV LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), and Wells Fargo Bank, National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, pursuant to the Indenture, dated as of June 28, 2010 (as amended, modified or supplemented from time to time in accordance with its terms, the “Indenture”), between the Issuer and the Indenture Trustee, the Issuer may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a Supplement to the Indenture.

WHEREAS, pursuant to this Supplement, the Issuer and the Indenture Trustee shall create a new Series of Notes (“Series 2012-1”) and specify the Principal Terms thereof.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions; Calculation Guidelines

Section 101.           Definitions.  (a)  Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“144A Global Notes” means the 144A Global Notes substantially in the form of Exhibit A-1 hereto.

“2012-1 Closing Date” means May 22, 2012.

“Aggregate Series 2012-1 Note Principal Balance” means, as of any date of determination, an amount equal to the sum of the Series 2012-1 Note Principal Balances of all Series 2012-1 Notes then Outstanding, which as of the 2012-1 Closing Date shall be Two Hundred Fifty Million Dollars ($250,000,000).

“Benefit Plan”  means an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” within the meaning of Section 4975(e)(1) of the Code or an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity.

“Clearing Agency” means, with respect to any Global Note, any Person designated as such by the Issuer, which Person must be registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934.

“Control Party” means, with respect to Series 2012-1, the Majority of Holders of the Series 2012-1 Notes.

“Default Fee” means, for any Payment Date on which interest on overdue amounts is payable in accordance with the provisions of Section 203(b) hereof, an amount equal to the excess of (x) the total amount of interest payable on such Payment Date, including the amount of interest otherwise payable on such Payment Date pursuant to the provisions of Section 203(b), over (y) the amount of interest that would have been payable on such Payment Date if no payment default had occurred.

“Default Rate” means, for any date of determination, an interest rate per annum equal to two percent (2.00%).

“Deficiency Amount” means (a) for any Payment Date other than the Series 2012-1 Legal Final Maturity Date, any shortfall in the aggregate amount available in the Series 2012-1 Series Account for the Series 2012-1 Notes or any other amounts available under the Indenture or this Supplement to pay the Series 2012-1 Note Interest Payment due and payable on all Series 2012-1 Notes on such Payment Date, and (b) on the Series 2012-1 Legal Final Maturity Date, any shortfall in the aggregate amount available in the Series 2012-1 Series Account or any other amounts available under the Indenture or this Supplement to pay the then Aggregate Series 2012-1 Note Principal Balance and accrued but unpaid Series 2012-1 Note Interest Payments.

“Definitive Note” shall have the meaning set forth in Appendix A to the Indenture.

“Dollars” and the sign “$” mean lawful money of the United States of America.

“DTC” shall have the meaning set forth in Section 206.

“Initial Purchaser” means each of (i) Merrill Lynch Pierce, Fenner & Smith Incorporated, a Delaware corporation, (ii) Wells Fargo Securities, LLC, a Delaware limited liability company, (iii) Nomura Securities International, Inc., a Delaware corporation, (iv) SunTrust Robinson Humphrey, Inc., a Tennessee corporation, (v) RBC Capital Markets, LLC, a Minnesota limited liability company, and (vi) RBS Securities Inc., a Delaware corporation.

“Institutional Accredited Investors” shall have the meaning set forth in Section 206.

“Majority of Holders” means, with respect to the Series 2012-1 Notes as of any date of determination, the Series 2012-1 Noteholders holding Series 2012-1 Notes constituting more than fifty percent (50%) of the then Aggregate Series 2012-1 Note Principal Balance.

“Minimum Principal Payment Amount” means, for the Series 2012-1 Notes on any Payment Date, the excess, if any, of (x) the then Aggregate Series 2012-1 Note Principal Balance over (y) the Minimum Targeted Principal Balance for the Series 2012-1 Notes for such Payment Date.

“Minimum Targeted Principal Balance” means for the Series 2012-1 Notes for each Payment Date, the amount set forth opposite such Payment Date on Schedule 1 hereto under the column titled “Minimum Targeted Principal Balance”, as the amounts on Schedule 1 hereto may be amended from time to time in accordance with the provisions of the Indenture.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy in the form required by the Policy, the original of which is subsequently delivered by registered or certified mail, for the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

“Permanent Regulation S Global Notes” means the Permanent Regulation S Global Notes substantially in the form of Exhibit A-3.

“Qualified Institutional Buyers” shall have the meaning set forth in Section 206.

“Rating Agency” means, for Series 2012-1, S&P.

“Regulation S” shall have the meaning set forth in Section 206 hereof.

“Regulation S Global Notes” means, collectively, the Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes

“Rule 144A” shall have the meaning set forth in Section 206 hereof.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto.

“Scheduled Principal Payment Amount” means, for the Series 2012-1 Notes for any Payment Date, the excess, if any, of (x) the then Aggregate Series 2012-1 Note Principal Balance (after giving effect to any payment of the Minimum Principal Payment Amount for the Series 2012-1 Notes actually paid on such Payment Date), over (y) the Scheduled Targeted Principal Balance for the Series 2012-1 Notes for such Payment Date.

“Scheduled Targeted Principal Balance” means, for the Series 2012-1 Notes for any Payment Date, the amount set forth opposite such Payment Date on Schedule 1 hereto under the column titled “Scheduled Targeted Principal Balance”, as the amounts on Schedule 1 hereto may be amended from time to time in accordance with the provisions of the Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Series 2012-1” means the Series of Notes the terms of which are specified in this Supplement.

“Series 2012-1 Expected Final Maturity Date” means the Payment Date in May 2022.

“Series 2012-1 Legal Final Maturity Date” means the Payment Date in May 2027.

“Series 2012-1 Note” means any one of the notes issued pursuant to the terms of Section 201(a) of this Supplement, substantially in the form of any of Exhibit A-1, A-2, A-3 or A-4 to this Supplement.

“Series 2012-1 Note Interest Payment”  means, for each Series 2012-1 Note on each Payment Date, an amount equal to the product of (i) 3.86%, (ii) the Series 2012-1 Note Principal Balance on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Series 2012-1 Note Principal Balance on the 2012-1 Closing Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360.

“Series 2012-1 Note Principal Balance” means, with respect to any Series 2012-1 Note as of any date of determination, an amount equal to the excess, if any, of (x) the Series 2012-1 Note Principal Balance of such Series 2012-1 Note as of the 2012-1 Closing Date, over (y) the cumulative amount of all Minimum Principal Payment Amounts, Scheduled Principal Payment Amounts and any other principal payments (including Prepayments) actually paid to the related Series 2012-1 Noteholder subsequent to the 2012-1 Closing Date.

“Series 2012-1 Note Purchase Agreement” means the Series 2012-1 Note Purchase Agreement, dated as of May 10, 2012, among the Issuer, the Manager and the Initial Purchasers.

“Series 2012-1 Noteholder” means, at any time of determination for the Series 2012-1 Notes, any Person in whose name a Series 2012-1 Note is registered in the Note Register.

“Series 2012-1 Series Account” means the account of that name established in accordance with Section 301 hereof.

“Series 2012-1 Transaction Documents” means any and all of the Indenture, this Supplement, the Series 2012-1 Notes, the Series 2012-1 Note Purchase Agreement, the Management Agreement, the Contribution and Sale Agreement, the Transition Agent Agreement, any Hedge Agreement and all other Transaction Documents and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance and sale of the Series 2012-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

“Temporary Regulation S Global Notes” means the Temporary Regulation S Global Notes substantially in the form of Exhibit A-2.

“Transferor” shall have the meaning set forth in Section 206 hereof.

“U.S. Person” shall have the meaning set forth in Section 206 hereof.

(b)           Capitalized terms used herein and not otherwise defined shall have the meaning set forth in Appendix A to the Indenture or, if not defined therein, as defined in the Series 2012-1 Note Purchase Agreement.  The rules of usage set forth in such Appendix A shall apply to this Supplement.

ARTICLE II

Creation of the Series 2012-1 Notes

Section 201.           Designation.  (a)   There is hereby created a Series of Notes to be issued in one Class pursuant to the Indenture and this Supplement to be known respectively as “TAL Advantage IV LLC Series 2012-1 Fixed Rate Secured Notes”.  The Series 2012-1 Notes will be issued in the initial aggregate principal balance of Two Hundred Fifty Million Dollars ($250,000,000) and will not have priority over any other Series, except to the extent set forth in the Supplement for such other Series.  The issuance date of the Series 2012-1 Notes is May 22, 2012.

(b)           The Payment Date with respect to the Series 2012-1 Notes shall be the twentieth (20th) calendar day of each month, or, if such day is not a Business Day, the immediately following Business Day, commencing June 20, 2012.

(c)           The initial Collection Period with respect to the Series 2012-1 Notes shall commence on May 22, 2012 and end on May 31, 2012.

(d)           Payments of principal and interest on the Series 2012-1 Notes shall be payable from funds on deposit in the Series 2012-1 Series Account or otherwise at the times and in the amounts set forth in Article III of the Indenture and Article III of this Supplement.

(e)           The Series 2012-1 Notes are classified as “Term Notes”, as such term is used in the Indenture.  The Existing Commitment as such term is used in the Indenture, for the 2012-1 Notes, shall at all times be equal to the Aggregate Series 2012-1 Note Principal Balance as of such date of determination.

(f)            In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

Section 202.           Authentication and Delivery.

(a)           On the 2012-1 Closing Date, the Issuer shall sign, and shall direct the Indenture Trustee in writing pursuant to Section 201 of the Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, (i) shall authenticate (by manual or facsimile signature), subject to compliance with the conditions precedent set forth in Section 501 hereof, the Series 2012-1 Notes in accordance with such written directions, and (ii) subject to compliance with the conditions precedent set forth in Section 501 hereof, shall deliver such Series 2012-1 Notes to the Initial Purchasers in accordance with such written directions.

(b)           In accordance with Section 202 of the Indenture, the Series 2012-1 Notes sold in reliance on Rule 144A shall be represented by one or more Rule 144A Global Notes.  Any Series 2012-1 Notes sold in reliance on Regulation S shall be represented by one or more Regulation S Global Notes.  Any Series 2012-1 Notes sold to Institutional Accredited Investors shall be represented by one or more Definitive Notes.

(c)           The Series 2012-1 Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any authorized officer or manager of the Issuer and shall be substantially in the forms of Exhibit A-1, A-2, A-3 and A-4 hereto, as applicable.

(d)           The Series 2012-1 Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $1,000 in excess thereof.

Section 203.           Interest Payments on the Series 2012-1 Notes.

(a)           Interest on Series 2012-1 Notes.  Interest will be due and payable on each Series 2012-1 Note in an amount equal to the Series 2012-1 Note Interest Payment.  Such Series 2012-1 Note Interest Payment shall be payable on each Payment Date from amounts on deposit in the Series 2012-1 Series Account in accordance with Section 303 hereof.  To the extent that the amount of interest which is due and payable on any Payment Date is not paid in full on such date, such shortfall, together with interest thereon at the interest rate otherwise applicable thereto plus the Default Rate, shall be due and payable on the immediately succeeding Payment Date.

(b)           Interest on Overdue Amounts.  If the Issuer shall default in the payment of (i) the unpaid principal balance of any Series 2012-1 Notes on the Series 2012-1 Legal Final Maturity Date, (ii) the Series 2012-1 Note Interest Payment on any Series 2012-1 Note when due, or (iii) following the acceleration of the Series 2012-1 Notes in accordance with the terms of the Indenture, any other amount owing under the Indenture not covered in clauses (i) and (ii) which is not paid when due, the Issuer shall from time to time, pay interest on such unpaid amounts, to the extent permitted by Applicable Law, to, but not including, the date of actual payment (after as well as before judgment), at a rate per annum equal to the interest rate otherwise applicable thereto plus the Default Rate, for the period during which such principal, interest or other amount shall be unpaid from the due date of such payment to, but not including, the date of actual payment thereof.  Any such Default Fees shall be payable at the times and subject to the priorities set forth in Section 303 hereof.

(c)           Maximum Interest Rate.  In no event shall the interest charged with respect to a Series 2012-1 Note exceed the maximum amount permitted by Applicable Law.  If at any time the interest rate charged with respect to the Series 2012-1 Notes exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Supplement and such Series 2012-1 Note shall be limited to the maximum rate permitted by Applicable Law.

Section 204.           Principal Payments on the Series 2012-1 Notes.  The principal balance of the Series 2012-1 Notes shall be payable on each Payment Date from amounts on deposit in the Series 2012-1 Series Account in an amount equal to (i) so long as no Early Amortization Event is continuing, the sum of the Minimum Principal Payment Amount and the Scheduled Principal Payment Amount for such Payment Date, to the extent that funds are available for such purpose in accordance with the provisions of part I of Section 302 hereof, or (ii) if an Early Amortization Event is then continuing (or an Event of Default has occurred, but the Series 2012-1 Notes have not been accelerated in accordance with the provisions of Section 802 of the Indenture), the sum of the Minimum Principal Payment Amount, the Scheduled Principal Payment Amount and then unpaid Aggregate Series 2012-1 Note Principal Balance shall be payable in full to the extent that funds are available for such purposes in accordance with the provisions of Part (II) of Section 303 hereof.  The unpaid principal amount of each Series 2012-1 Note together with all unpaid interest (including all Default Fees), fees, expenses, costs and other amounts payable by the Issuer to the Series 2012-1 Noteholders and the Indenture Trustee pursuant to the terms of the Indenture and this Supplement, shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default shall occur and the Series 2012-1 Notes have been accelerated in accordance with the provisions of Section 802 of the Indenture and (y) the Series 2012-1 Legal Final Maturity Date.

Section 205.           Prepayment of Principal on the Series 2012-1 Notes.

(a)           The Aggregate Series 2012-1 Note Principal Balance of the Series 2012-1 Notes shall be required to be prepaid at the time and in the amount of a Supplemental Principal Payment Amount allocated to Series 2012-1 in accordance with Section 702(a) of the Indenture.

(b)           On the Payment Date occurring in May 2014 and on each Payment Date thereafter, the Issuer will have the option to prepay, all, or a portion of, the Aggregate Series 2012-1 Note Principal Balance of the Series 2012-1 Notes in a minimum amount of One Hundred Thousand Dollars ($100,000).  The Issuer shall not prepay the Aggregate Series 2012-1 Note Principal Balance of the Series 2012-1 Notes prior to the Payment Date occurring in May 2014; provided, however, that nothing contained herein shall prohibit any allocation to the Series 2012-1 Noteholders of Supplemental Principal Payment Amounts in accordance with the terms of the Indenture on any Payment Date.  Any such Prepayment of all, or a portion of, the Aggregate Series 2012-1 Note Principal Balance shall also include accrued interest to the date of Prepayment on the principal balance being prepaid.  The Issuer may not make such Prepayment from funds in the Trust Account, the Series 2012-1 Series Account or the Restricted Cash Account, except to the extent that funds in any such account would otherwise be payable to the Issuer or available to prepay the Aggregate Series 2012-1 Note Principal Balance in accordance with the terms of the Indenture and this Supplement.

(c)           Any optional Prepayments, Supplemental Principal Payment Amounts or accelerated principal payments received during the continuation of an Early Amortization Event (if such Early Amortization Event is subsequently cured and/or waived) applied to the Series 2012-1 Notes will be applied to reduce, on a prorated basis, the Minimum Targeted Principal Balances and Scheduled Targeted Principal Balances in respect of each subsequent Payment Date.

(d)           In the event of any prepayment of the Series 2012-1 Notes in accordance with this Section 205 or any other provision of the Indenture, the Issuer shall pay any termination, notional reduction, breakage or other fees or costs assessed by any Hedge Counterparty.

(e)           The Issuer shall provide not less than five (5) Business Days prior written notice of any Prepayment to the Indenture Trustee, and the Indenture Trustee shall promptly forward a copy of such notice to the Series 2012-1 Noteholders.

Section 206.           Restrictions on Transfer.  (a)  On the 2012-1 Closing Date, the Issuer shall sell the Series 2012-1 Notes to the Initial Purchasers pursuant to the Series 2012-1

Note Purchase Agreement and deliver such Series 2012-1 Notes in accordance herewith and therewith.  Thereafter, no Series 2012-1 Note may be sold, transferred or otherwise disposed of except in compliance with the provisions of the Indenture and except as follows:

(A)          to Persons that the transferring Person reasonably believes are Qualified Institutional Buyers in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A promulgated thereunder (“Rule 144A”);

(B)           in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”);

(C)           to institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (“Institutional Accredited Investors”) that take delivery of such Series 2012-1 Note in an amount of at least $250,000 and that deliver an Investment Letter substantially in the form of Exhibit C to the Indenture to the Indenture Trustee; or

(D)          to a Person who is taking delivery of such Series 2012-1 Notes pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, as confirmed in an Opinion of Counsel by such Person or its transferor addressed to the Indenture Trustee and the Issuer, which counsel and opinion are satisfactory to the Indenture Trustee and the Issuer.

The Indenture Trustee shall have no obligations or duties with respect to determining whether any transfers of the Series 2012-1 Notes are made in accordance with the Securities Act or any other law; provided that with respect to Definitive Notes, the Indenture Trustee shall enforce the applicable transfer restrictions in accordance with the terms set forth in this Section 206(a).

(b)           Each purchaser (other than the Initial Purchasers) of the Series 2012-1 Notes (including any purchaser, other than the Initial Purchasers, of an interest in the Series 2012-1 Notes which are Global Notes) shall be deemed to have acknowledged and agreed as follows:

(i)            It is (A) a qualified institutional buyer as defined in Rule 144A (“Qualified Institutional Buyer”) and is acquiring such Series 2012-1 Notes for its own institutional account or for the account or accounts of a Qualified Institutional Buyer or (B) purchasing such Series 2012-1 Notes in a transaction exempt from registration under the Securities Act and in compliance with the provisions of this Supplement and in compliance with the legend set forth in clause (iv) below or (C) not a U.S. Person as defined in Regulation S (a “U.S. Person”) and is acquiring such Series 2012-1 Notes outside of the United States.

(ii)           It is purchasing one or more Series 2012-1 Notes in an amount of at least $250,000 and it understands that such Series 2012-1 Notes may be resold, pledged or otherwise transferred only in an amount of at least $250,000.

(iii)          It represents and warrants to the Issuer, the Indenture Trustee and the Initial Purchasers, that either (i) it is not acquiring the Series 2012-1 Note with the plan assets of a Benefit Plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) (a) the Series 2012-1 Notes are rated investment grade or better and such person believes that such Series 2012-1 Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, and agrees to so treat such Notes and (b) the acquisition, holding and disposition of the Series 2012-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law.  Alternatively, regardless of the rating of the Series 2012-1 Notes, such Person may provide the Indenture Trustee and the Issuer with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Indenture Trustee, the Manager or any successor Manager which opines that the purchase, holding and transfer of such Series 2012-1 Note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar applicable law, and will not subject the Issuer, the Indenture Trustee, the Manager or any successor Manager to any obligation in addition to those undertaken in the Indenture.

(iv)          It understands that the Series 2012-1 Notes are being transferred to it in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Series 2012-1 Notes, such Series 2012-1 Notes may be resold, pledged or transferred only in accordance with applicable state securities laws and (1) in a transaction meeting the requirements of Rule 144A, to a Person that the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account (or for the account or accounts of a Qualified Institutional Buyer) and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (2) (A) to a Person that is an Institutional Accredited Investor, is taking delivery of such Series 2012-1 Notes in an amount of at least $250,000, and delivers an Investment Letter to the Indenture Trustee or (B) to a Person that is taking delivery of such Series 2012-1 Notes pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, as confirmed in an opinion of counsel addressed to the Indenture Trustee, the Issuer and the transferor, which counsel and opinion are satisfactory to the Indenture Trustee, the Issuer and the transferor, or (3) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S.

(v)           It is not a Competitor.

(vi)          It understands that each Series 2012-1 Note shall bear a legend substantially to the following effect:

[For Book-Entry Notes Only: UNLESS THIS SERIES 2012-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF

TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2012-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SERIES 2012-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2012-1 NOTE, AGREES THAT SUCH SERIES 2012-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2012-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE SUPPLEMENTS OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2012-1 NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.

EACH PURCHASER AND TRANSFEREE OF A SERIES 2012-1 NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE SERIES 2012-1 NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN”

DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) (A) THE SERIES 2012-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT SUCH SERIES 2012-1 NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATIONS, AND AGREES TO SO TREAT SUCH NOTES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE SERIES 2012-1 NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR APPLICABLE LAW.

THIS SERIES 2012-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

(vii)         Each investor described in Section 206(a)(B) understands that the Series 2012-1 Notes have not and will not be registered under the Securities Act, that any offers, sales or deliveries of the Series 2012-1 Notes purchased by it in the United States or to U.S. Persons prior to the date that is 40 days after the later of (i) the commencement of the distribution of the Series 2012-1 Notes and (ii) the 2012-1 Closing Date, may constitute a violation of United States law, and that distributions of principal and interest will be made in respect of such Notes only following the delivery by the holder of a certification of non-U.S. beneficial ownership or the exchange of beneficial interest in Temporary Regulation S Global Notes for beneficial interests in the related Permanent Regulation S Global Notes (which in each case will itself require a certification of non-U.S. beneficial ownership), at the times and in the manner set forth in this Supplement.

(viii)        The Temporary Regulation S Global Notes representing the Series 2012-1 Notes sold to each investor described in Section 206(a)(B) will bear a legend to the following effect, unless the Issuer determines otherwise consistent with Applicable Law:

[FOR REGULATION S GLOBAL NOTES ONLY:

EACH INVESTOR PURCHASING THIS SERIES 2012-1 NOTE IN RELIANCE UPON REGULATION S OF THE SECURITIES ACT UNDERSTANDS THAT THE SERIES 2012-1 NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE SERIES 2012-1 NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT)

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE SERIES 2012-1 NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH SERIES 2012-1 NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY GLOBAL NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE.]

(ix)           The Indenture Trustee shall not permit the transfer of any Series 2012-1 Notes unless such transfer complies with the terms of the foregoing legends and, in the case of a transfer (i) to an Institutional Accredited Investor (other than a Qualified Institutional Buyer), the transferee delivers a completed Investment Letter to the Indenture Trustee, or (ii) to a Person other than a Qualified Institutional Buyer or an Institutional Accredited Investor, upon delivery of an Opinion of Counsel satisfactory to the Indenture Trustee, the Issuer and the Transferor, to the effect that the transferee is taking delivery of the Series 2012-1 Notes in a transaction that is otherwise exempt from the registration requirements of the Securities Act, which counsel and opinion are satisfactory to the Indenture Trustee, the Issuer and the Transferor.

(c)           Forms substantially in the form of Exhibit(s) B through F, as appropriate, shall be completed in connection with any transfer of the Series 2012-1 Notes.

ARTICLE III

Series 2012-1 Series Account and
Allocation and Application of Amounts Therein

Section 301.           Series 2012-1 Series Account.  The Issuer shall establish on the 2012-1 Closing Date and maintain, so long as any Series 2012-1 Note is Outstanding, an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be designated as the Series 2012-1 Series Account, which account shall be pledged to the Indenture Trustee for the benefit of the Series 2012-1 Noteholders pursuant to the Indenture and this Supplement.  All deposits of funds by or for the benefit of the Series 2012-1 Noteholders from the Trust Account and the Restricted Cash Account, shall be accumulated in, and withdrawn from, the Series 2012-1 Series Account in accordance with the provisions of the Indenture and this Supplement.

Section 302.           Investment of Funds.  Any funds on deposit in the Series 2012-1 Series Account shall be invested in the same manner as the funds deposited and held in the Trust Account.

Section 303.           Distributions from Series 2012-1 Series Account.  On each Payment Date and on each other date on which any payment is to be made with respect to the Series 2012-1 Notes in accordance with Sections 203, 204 or 205 hereof, based on the Manager Report (upon which the Indenture Trustee may conclusively rely) the Indenture Trustee shall distribute funds then on deposit in the Series 2012-1 Series Account in accordance with the provisions of either subsection (I), (II) or (III) of this Section 303.

(I)            If neither an Early Amortization Event nor an Event of Default shall have occurred and be continuing:

(1)           To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, on a pro rata basis an amount equal to its Series 2012-1 Note Interest Payment (exclusive of Default Fees) for such Payment Date;

(2)           To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Minimum Principal Payment Amount then due and payable to the Holders of the Series 2012-1 Notes on such Payment Date;

(3)           To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Scheduled Principal Payment Amount then due and payable to the Holders of the Series 2012-1 Notes on such Payment Date;

(4)           To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Supplemental Principal Payment Amount, if any, allocable to the Series 2012-1 Notes on such Payment Date;

(5)           To each Series 2012-1 Noteholder on the immediately preceding Record Date, on a pro rata basis an amount equal to Default Fees (if any) then due and payable pursuant to the Series 2012-1 Transaction Documents; and

(6)           After application of the amounts required to be paid pursuant to Section 302 of the Indenture, to the Issuer or its assigns, any remaining amounts then on deposit in the Series 2012-1 Series Account.

(II)           If an Early Amortization Event shall have occurred and be continuing with respect to any Series but no Event of Default shall have occurred and be continuing (or an Event of Default has occurred but the Notes have not been accelerated in accordance with Section 802 of the Indenture):

(1)           To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, on a pro rata basis an amount equal to its Series 2012-1 Note Interest Payment (exclusive of Default Fees) for such Payment Date;

(2)           To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Minimum Principal Payment Amount then due and payable to the Holders of the Series 2012-1 Notes on such Payment Date;

(3)           To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Scheduled Principal Payment Amount then due and payable to the Holders of the Series 2012-1 Notes on such Payment Date;

(4)           To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the then Aggregate Series 2012-1 Note Principal Balance until the Aggregate Series 2012-1 Note Principal Balance has been reduced to zero;

(5)           To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, pro rata (based on respective amounts due), an amount equal to all Default Fees then due and payable by the Issuer to the Series 2012-1 Noteholders pursuant to the Series 2012-1 Transaction Documents; and

(6)           After application of the amounts required to be paid pursuant to Section 302 of the Indenture, to the Issuer or its assigns, any remaining amounts then on deposit in the Series 2012-1 Series Account.

(III)         If an Event of Default shall have occurred and be continuing and the Notes of any Series have been declared due and payable and such declaration and its consequences have not been rescinded or annulled:

(1)           To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, on a pro rata basis an amount equal to its Series 2012-1 Note Interest Payment (exclusive of Default Fees) then due and payable for such Payment Date to the Holders of the Series 2012-1 Notes;

(2)           To each Holder of a Series 2012-1 Note on the immediately preceding Record Date on a pro rata basis, an amount equal to the Aggregate Series 2012-1 Note Principal Balance until the Aggregate Series 2012-1 Note Principal Balance has been reduced to zero;

(3)           To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, pro rata (based on respective amounts due), an amount equal to all Default Fees then due and payable by the Issuer to the Series 2012-1 Noteholders pursuant to the Series 2012-1 Transaction Documents; and

(4)           After application of the amounts required to be paid pursuant to Section 302 of the Indenture, to the Issuer or its assigns, any remaining amounts then on deposit in the Series 2012-1 Series Account.

Any amounts payable to a Series 2012-1 Noteholder pursuant to this Section 303 shall be made by wire transfer of immediately available funds to the account that such Series 2012-1 Noteholder has designated to the Indenture Trustee in writing at least five Business Days prior to the applicable Payment Date.  Any amounts payable by the Issuer hereunder are contingent upon the availability of funds to make such payment in accordance with the provisions of this Section 303 and, to the extent such funds are not available, shall not constitute a “Claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings involving the Issuer in the event that such amounts are not paid in accordance with Section 303 of this Supplement.

ARTICLE IV

[Reserved]

ARTICLE V

Conditions to Issuance

Section 501.           Conditions to Issuance.  The Indenture Trustee shall not authenticate the Series 2012-1 Notes unless (i) all conditions to the issuance of the Series 2012-1 Notes under the Series 2012-1 Note Purchase Agreement shall have been satisfied, and (ii) the Issuer shall have delivered a certificate to the Indenture Trustee to the effect that all conditions set forth in the Series 2012-1 Note Purchase Agreement shall have been satisfied.

ARTICLE VI

Representations and Warranties

To induce the Series 2012-1 Noteholders to purchase the Series 2012-1 Notes hereunder, the Issuer hereby represents and warrants as of the 2012-1 Closing Date to the Indenture Trustee for the benefit of the Series 2012-1 Noteholders that:

Section 601.           Existence.  The Issuer is a limited liability company duly organized, validly existing and in compliance under the laws of Delaware.  The Issuer is in good standing and is duly qualified to do business in each jurisdiction where the failure to do so would reasonably be expected to have a material adverse effect upon the Issuer, and has all licenses, permits, charters and registrations the failure to hold which would reasonably be expected to have a material adverse effect on the Issuer.

Section 602.           Authorization.  The Issuer has the power and is duly authorized to execute and deliver this Supplement and the other Series 2012-1 Transaction Documents to which it is a party; the Issuer is and will continue to be duly authorized to borrow monies hereunder and under the Indenture; and the Issuer is and will continue to be authorized to perform its obligations under the Indenture, this Supplement and the other Series 2012-1 Transaction Documents.  The execution, delivery and performance by the Issuer of this Supplement and the other Series 2012-1 Transaction Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, stockholder or any other Person which has not already been obtained.

Section 603.           No Conflict; Legal Compliance.  The execution, delivery and performance of this Supplement and each of the other Series 2012-1 Transaction Documents and the execution, delivery and payment of the Series 2012-1 Notes will not: (a) contravene any provision of the Issuer’s charter documents, by-laws or other organizational documents; (b) contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) violate or result in the breach of, or constitute a default under the Indenture, this Supplement, the other Series 2012-1 Transaction Documents, any other indenture or other loan or credit agreement, or other agreement or instrument to which the Issuer is a party or by which the Issuer, or its property and assets may be bound or affected.  The Issuer is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party, in each case, in a manner that would reasonably be expected to result in a Material Adverse Change.

Section 604.           Validity and Binding Effect.  This Supplement is, and each Series 2012-1 Transaction Document to which the Issuer is a party, when duly executed and delivered, will be, the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

Section 605.           Financial Conditions.  Since December 31, 2011, there has been no Material Adverse Change in the financial condition of the Issuer.

Section 606.           Place of Business.  The Issuer’s only “place of business” (within the meaning of Section 9-307 of the UCC) is located at its address determined in accordance with Section 1307 of the Indenture.

Section 607.           No Agreements or Contracts.  The Issuer is not now and has not been a party to any contract or agreement (whether written or oral) other than the Series 2012-1 Transaction Documents and the Transaction Documents (as defined in the Indenture).

Section 608.           Consents and Approvals.  No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of the Issuer or of any other Person under any agreement, contract, lease or license or similar document or instrument to which the Issuer is a party or by which the Issuer is bound, is required to be obtained by the Issuer in order to make or consummate the transactions contemplated under the Series 2012-1 Transaction Documents, except for those approvals, authorizations and consents that have been obtained on or prior to the 2012-1 Closing Date or which the failure to obtain would not reasonably be expected to result in a Material Adverse Change.  All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by the Issuer in order to make or consummate the transactions contemplated under the Series 2012-1 Transaction Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect other than any such consents, approvals, filings or registrations the failure to so obtain or make would not reasonably be expected to result in a Material Adverse Change.

Section 609.           Margin Regulations.  The Issuer does not own any “margin security”, as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Series 2012-1 Notes issued under this Supplement will be used only for the purposes contemplated hereunder. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Supplement to be considered a “purpose credit” within the meaning of Regulations T, U and X.  The Issuer will not take or permit any agent acting on its behalf to take any action which might cause this Supplement or any document or instrument delivered by the Issuer pursuant hereto to violate any regulation of the Federal Reserve Board.

Section 610.           Taxes.  All federal, state, local and foreign tax returns, reports and statements required to be filed by the Issuer have been filed with the appropriate Governmental Authorities, and all taxes and other impositions shown thereon to be due and payable by the Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or the Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided pursuant to Section 626 of the Indenture.  The Issuer has paid when due and payable all material charges upon the books of the Issuer and no Governmental Authority has asserted any Lien against the Issuer with respect to unpaid taxes. Proper and accurate amounts have been withheld by the Issuer from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

Section 611.           Other Regulations.  The Issuer is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The issuance of the Series 2012-1 Notes hereunder and the application of the proceeds and repayment thereof by the Issuer and the performance of the transactions contemplated by the Indenture, this Supplement and the other Series 2012-1 Transaction Documents will not violate any provision of the Investment Company Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

Section 612.           Solvency and Separateness.

(i)            The capital of the Issuer is adequate for the business and undertakings of the Issuer.

(ii)           Other than with respect to the transactions contemplated hereby, and by the other Series 2012-1 Transaction Documents and the Transaction Documents, the Issuer is not engaged in any business transactions with the Manager except as permitted by the Management Agreement or with the Seller except as permitted by the Contribution and Sale Agreement.

(iii)          At all times, at least one (1) member of the board of directors of the Issuer shall qualify as an Independent Manager (as defined in the Issuer’s limited liability company agreement).

(iv)          The Issuer’s funds and assets are not, and will not be, commingled with those of the Manager, except as permitted by the Management Agreement.

(v)           The Issuer shall maintain (A) correct and complete books and records of account, and (B) minutes of the meetings and other proceedings of its board of managers.

(vi)          The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Series 2012-1 Transaction Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature.  The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation Proceedings or the appointment of a receiver, liquidator, trustee or similar official in respect of the Issuer or any of its assets.

Section 613.           Survival of Representations and Warranties.  So long as any of the Series 2012-1 Notes shall be Outstanding and until payment and performance in full of the Outstanding Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made.

Section 614.           No Default.  No Event of Default or Early Amortization Event has occurred and is continuing.  No event or condition that with notice or the passage of time (or both) could reasonably be expected to constitute an Event of Default or Early Amortization Event has occurred or is continuing.

Section 615.           Litigation and Contingent Liabilities.  No claims, litigation, arbitration proceedings or governmental proceedings by any Governmental Authority are pending or threatened against or are affecting the Issuer the results of which will materially and adversely interfere with the consummation of any of the transactions contemplated by the Indenture, this Supplement or any document issued or delivered in connection therewith or herewith.

Section 616.           Title; Liens.  The Issuer has good, legal and marketable title to each of its respective assets, and none of such assets is subject to any Lien, except for Permitted Encumbrances and the Liens created or permitted pursuant to the Indenture.

Section 617.           Subsidiaries.  The Issuer has no subsidiaries.

Section 618.           No Partnership.  The Issuer is not a partner or joint venturer in any partnership or joint venture.

Section 619.           Pension and Welfare Plans.  During the twelve-consecutive-month period prior to the date of the execution and delivery of this Supplement, no steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan, sufficient to give rise to a lien under section 302(f) of ERISA.  No condition exists or event or transaction, has occurred with respect to any Plan which could result in the Issuer or any ERISA Affiliate of the Issuer incurring any material liability, fine or penalty.  As of the 2012-1 Closing Date, the Issuer is not a Benefit Plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code.

Section 620.           Ownership of the Issuer.  On the 2012-1 Closing Date, all of the issued and outstanding membership interests of the Issuer are owned by TAL.

Section 621.           Security Interest Representations.

(a)           This Supplement and the Indenture create a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Indenture Trustee, for the benefit of the Noteholders and any Hedge Counterparty, which security interest is prior to all other Liens (other than Permitted Encumbrances), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)           The Containers constitute “goods” within the meaning of the applicable UCC.  The Leases constitute “tangible chattel paper” within the meaning of the UCC.  The lease receivables constitute “accounts” or “proceeds” of the Leases within the meaning of the UCC.  The Trust Account, the Restricted Cash Account and any Series Accounts constitute “securities accounts” within the meaning of the UCC.  The Issuer’s contractual rights under any Hedge Agreements, the Contribution and Sale Agreement and the Management Agreement constitute “general intangibles” within the meaning of the UCC.

(c)           The Issuer owns and has good and marketable title to the Collateral, free and clear of any Lien (whether senior, junior or pari passu), claim or encumbrance of any Person, except for Permitted Encumbrances.

(d)           The Issuer has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Indenture Trustee in this Supplement and the Indenture and such security interest constitutes a perfected security interest in favor of the Indenture Trustee.  All financing statements filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral contain a statement to the following effect: “A purchase or acquisition of a security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

(e)           Other than the security interest granted to the Indenture Trustee pursuant to this Supplement and the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral, except as permitted pursuant to the Indenture.  The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement or document of similar import (i) relating to the security interest granted to the Indenture Trustee in this Supplement or the Indenture or (ii) that has been terminated.  The Issuer has no actual knowledge of any judgment or tax lien filings against the Issuer.

(f)            Pursuant to Section 3.3.5 of the Management Agreement, the Manager has acknowledged that it is holding the Leases, to the extent they relate to the Managed Containers, on behalf of, and for the benefit of, the Indenture Trustee.  None of the Leases that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person.  The Seller has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the ownership interest of the Issuer (and the Indenture Trustee as its assignee) in the Leases (to the extent that such Leases relate to the Managed Containers) arising under the Contribution and Sale Agreement.

(g)           The Issuer has received all necessary consents and approvals required by the terms of the Collateral to the pledge to the Indenture Trustee of its interest and rights in such Collateral hereunder or under the Indenture.

(h)           Wells Fargo Bank, National Association (in its capacity as securities intermediary) has identified in its records the Indenture Trustee as the Person having a Security Entitlement in each of the Trust Account, the Restricted Cash Account and any Series Accounts.

(i)            The Trust Account, the Restricted Cash Account and any Series Accounts are not in the name of any Person other than the Issuer.  The Issuer has not consented for Wells Fargo Bank, National Association (as the securities intermediary of the Trust Account, the Restricted Cash Account and any Series Accounts) to comply with Entitlement Orders of any Person other than the Indenture Trustee.

(j)            No creditor of the Issuer (other than (x) with respect to the Managed Containers, the related lessee and (y) the Manager in its capacity as Manager under the Management Agreement) has in its possession any goods that constitute or evidence the Collateral, other than for purposes of repair, refurbishment, painting, positioning, storage and other similar matters with respect to Managed Containers.

The representations and warranties set forth in this Section 621 shall survive until this Supplement is terminated in accordance with its terms and the terms of the Indenture.  Any breaches of the representations and warranties set forth in this Section 621 may be waived by the

Indenture Trustee, only with the prior written consent of the Control Party and with the prior written notice to the Rating Agency.

ARTICLE VII

Miscellaneous Provisions

Section 701.           Ratification of Indenture.  As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 702.           Counterparts.  This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Supplement by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.

Section 703.           Governing Law.  THIS SUPPLEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF  NEW YORK.

Section 704.           Notices to the Rating Agency.  Whenever any notice or other communication is required to be given to the Rating Agency pursuant to the Indenture or this Supplement, such notice or communication shall be delivered to S&P at Standard & Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041, Attention:  Asset-Backed Surveillance Group - phone: (212/438-2435), fax: (212/438-2664).  Any rights to notices conveyed to the Rating Agency pursuant to the terms of this Supplement shall terminate immediately if the Rating Agency no longer has a rating outstanding with respect to the Series 2012-1 Notes.

Section 705.           Amendments and Modifications.  (a) The terms of this Supplement may be waived, modified or amended only in a written instrument signed by (A) each of the Issuer, the Control Party and the Indenture Trustee and (B) (i) except with respect to the matters set forth in Section 1002(a) of the Indenture, the prior written consent of the Majority of Holders and (ii) if required pursuant to Section 304(g) hereof or pursuant to Section 1001 or 1002(a) of the Indenture and each affected Series 2012-1 Noteholder.  For the purposes of clause (B) of the preceding sentence, any amendment to or modification or waiver of this Supplement shall be deemed a Supplemental Indenture subject to Sections 1001 or 1002 of the Indenture.

Prior to the execution of any written instrument pursuant to this Section, the Issuer shall provide a written notice to the Rating Agency setting forth in general terms the substance of any such written instrument.

(b)           Promptly after the execution by the Issuer and the Indenture Trustee of any written instrument pursuant to this Section, the Indenture Trustee shall mail to the Noteholders, the Rating Agency, the Series 2012-1 Noteholders and each Hedge Counterparty a copy of the text of such written instrument. Any failure of the Indenture Trustee to mail such copy, or any defect therein, shall not, however, in any way impair or affect the validity of any such written instrument.

Section 706.           Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS SUPPLEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 707.           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS SUPPLEMENT OR ANY OTHER SERIES 2012-1 TRANSACTION DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 708.           No Petition.  The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Series 2012-1 Note shall be deemed to covenant and agree, that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Insolvency Law or any other federal or state bankruptcy or similar law, at any time other than on a date which is at least one year and one day after the last date on which any Series 2012-1 Note is Outstanding.  The provisions of this Section 708 shall survive the repayment of the Notes and any termination of this Supplement.

[Signature page follows.]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed and delivered all as of the day and year first above written.

TAL ADVANTAGE IV LLC, as Issuer

By:	TAL International Container Corporation, its Manager

By:

Name:

Title:

Series 2012-1 Supplement

WELLS FARGO BANK, NATIONAL ASSOCIATION, not individually but solely as Indenture Trustee

By:

Name:

Title:

Series 2012-1 Supplement

SCHEDULE 1

Minimum Targeted Principal Balance by Period

Period	Date	Net Cashflow
0	May-12	$250,000,000
1	Jun-12	248,611,111
2	Jul-12	247,222,222
3	Aug-12	245,833,333
4	Sep-12	244,444,444
5	Oct-12	243,055,556
6	Nov-12	241,666,667
7	Dec-12	240,277,778
8	Jan-13	238,888,889
9	Feb-13	237,500,000
10	Mar-13	236,111,111
11	Apr-13	234,722,222
12	May-13	233,333,333
13	Jun-13	231,944,444
14	Jul-13	230,555,556
15	Aug-13	229,166,667
16	Sep-13	227,777,778
17	Oct-13	226,388,889
18	Nov-13	225,000,000
19	Dec-13	223,611,111
20	Jan-14	222,222,222
21	Feb-14	220,833,333
22	Mar-14	219,444,444
23	Apr-14	218,055,556
24	May-14	216,666,667
25	Jun-14	215,277,778
26	Jul-14	213,888,889
27	Aug-14	212,500,000
28	Sep-14	211,111,111
29	Oct-14	209,722,222
30	Nov-14	208,333,333
31	Dec-14	206,944,444
32	Jan-15	205,555,556
33	Feb-15	204,166,667
34	Mar-15	202,777,778
35	Apr-15	201,388,889
36	May-15	200,000,000
37	Jun-15	198,611,111
38	Jul-15	197,222,222
39	Aug-15	195,833,333
40	Sep-15	194,444,444
41	Oct-15	193,055,556
42	Nov-15	191,666,667
43	Dec-15	190,277,778
44	Jan-16	188,888,889
45	Feb-16	187,500,000
46	Mar-16	186,111,111
47	Apr-16	184,722,222
48	May-16	183,333,333
49	Jun-16	181,944,444
50	Jul-16	180,555,556
51	Aug-16	179,166,667
52	Sep-16	177,777,778
53	Oct-16	176,388,889
54	Nov-16	175,000,000
55	Dec-16	173,611,111
56	Jan-17	172,222,222
57	Feb-17	170,833,333
58	Mar-17	169,444,444
59	Apr-17	168,055,556
60	May-17	166,666,667
61	Jun-17	165,277,778
62	Jul-17	163,888,889
63	Aug-17	162,500,000
64	Sep-17	161,111,111
65	Oct-17	159,722,222
66	Nov-17	158,333,333
67	Dec-17	156,944,444
68	Jan-18	155,555,556
69	Feb-18	154,166,667
70	Mar-18	152,777,778
71	Apr-18	151,388,889
72	May-18	150,000,000
73	Jun-18	148,611,111
74	Jul-18	147,222,222
75	Aug-18	145,833,333
76	Sep-18	144,444,444
77	Oct-18	143,055,556
78	Nov-18	141,666,667
79	Dec-18	140,277,778
80	Jan-19	138,888,889
81	Feb-19	137,500,000
82	Mar-19	136,111,111
83	Apr-19	134,722,222
84	May-19	133,333,333
85	Jun-19	131,944,444
86	Jul-19	130,555,556
87	Aug-19	129,166,667
88	Sep-19	127,777,778
89	Oct-19	126,388,889
90	Nov-19	125,000,000
91	Dec-19	123,611,111
92	Jan-20	122,222,222
93	Feb-20	120,833,333
94	Mar-20	119,444,444
95	Apr-20	118,055,556
96	May-20	116,666,667
97	Jun-20	115,277,778
98	Jul-20	113,888,889
99	Aug-20	112,500,000
100	Sep-20	111,111,111
101	Oct-20	109,722,222
102	Nov-20	108,333,333
103	Dec-20	106,944,444
104	Jan-21	105,555,556
105	Feb-21	104,166,667
106	Mar-21	102,777,778
107	Apr-21	101,388,889
108	May-21	100,000,000
109	Jun-21	98,611,111
110	Jul-21	97,222,222
111	Aug-21	95,833,333
112	Sep-21	94,444,444
113	Oct-21	93,055,556
114	Nov-21	91,666,667
115	Dec-21	90,277,778
116	Jan-22	88,888,889
117	Feb-22	87,500,000
118	Mar-22	86,111,111
119	Apr-22	84,722,222
120	May-22	83,333,333
121	Jun-22	81,944,444
122	Jul-22	80,555,556
123	Aug-22	79,166,667
124	Sep-22	77,777,778
125	Oct-22	76,388,889
126	Nov-22	75,000,000
127	Dec-22	73,611,111
128	Jan-23	72,222,222
129	Feb-23	70,833,333
130	Mar-23	69,444,444
131	Apr-23	68,055,556
132	May-23	66,666,667
133	Jun-23	65,277,778
134	Jul-23	63,888,889
135	Aug-23	62,500,000
136	Sep-23	61,111,111
137	Oct-23	59,722,222
138	Nov-23	58,333,333
139	Dec-23	56,944,444
140	Jan-24	55,555,556
141	Feb-24	54,166,667
142	Mar-24	52,777,778
143	Apr-24	51,388,889
144	May-24	50,000,000
145	Jun-24	48,611,111
146	Jul-24	47,222,222
147	Aug-24	45,833,333
148	Sep-24	44,444,444
149	Oct-24	43,055,556
150	Nov-24	41,666,667
151	Dec-24	40,277,778
152	Jan-25	38,888,889
153	Feb-25	37,500,000
154	Mar-25	36,111,111
155	Apr-25	34,722,222
156	May-25	33,333,333
157	Jun-25	31,944,444
158	Jul-25	30,555,556
159	Aug-25	29,166,667
160	Sep-25	27,777,778
161	Oct-25	26,388,889
162	Nov-25	25,000,000
163	Dec-25	23,611,111
164	Jan-26	22,222,222
165	Feb-26	20,833,333
166	Mar-26	19,444,444
167	Apr-26	18,055,556
168	May-26	16,666,667
169	Jun-26	15,277,778
170	Jul-26	13,888,889
171	Aug-26	12,500,000
172	Sep-26	11,111,111
173	Oct-26	9,722,222
174	Nov-26	8,333,333
175	Dec-26	6,944,444
176	Jan-27	5,555,556
177	Feb-27	4,166,667
178	Mar-27	2,777,778
179	Apr-27	1,388,889
180	May-27	0

Scheduled Targeted Principal Balance by Period

Period	Date	Net Cashflow
0	May-12	$250,000,000
1	Jun-12	247,916,667
2	Jul-12	245,833,333
3	Aug-12	243,750,000
4	Sep-12	241,666,667
5	Oct-12	239,583,333
6	Nov-12	237,500,000
7	Dec-12	235,416,667
8	Jan-13	233,333,333
9	Feb-13	231,250,000
10	Mar-13	229,166,667
11	Apr-13	227,083,333
12	May-13	225,000,000
13	Jun-13	222,916,667
14	Jul-13	220,833,333
15	Aug-13	218,750,000
16	Sep-13	216,666,667
17	Oct-13	214,583,333
18	Nov-13	212,500,000
19	Dec-13	210,416,667
20	Jan-14	208,333,333
21	Feb-14	206,250,000
22	Mar-14	204,166,667
23	Apr-14	202,083,333
24	May-14	200,000,000
25	Jun-14	197,916,667
26	Jul-14	195,833,333
27	Aug-14	193,750,000
28	Sep-14	191,666,667
29	Oct-14	189,583,333
30	Nov-14	187,500,000
31	Dec-14	185,416,667
32	Jan-15	183,333,333
33	Feb-15	181,250,000
34	Mar-15	179,166,667
35	Apr-15	177,083,333
36	May-15	175,000,000
37	Jun-15	172,916,667
38	Jul-15	170,833,333
39	Aug-15	168,750,000
40	Sep-15	166,666,667
41	Oct-15	164,583,333
42	Nov-15	162,500,000
43	Dec-15	160,416,667
44	Jan-16	158,333,333
45	Feb-16	156,250,000
46	Mar-16	154,166,667
47	Apr-16	152,083,333
48	May-16	150,000,000
49	Jun-16	147,916,667
50	Jul-16	145,833,333
51	Aug-16	143,750,000
52	Sep-16	141,666,667
53	Oct-16	139,583,333
54	Nov-16	137,500,000
55	Dec-16	135,416,667
56	Jan-17	133,333,333
57	Feb-17	131,250,000
58	Mar-17	129,166,667
59	Apr-17	127,083,333
60	May-17	125,000,000
61	Jun-17	122,916,667
62	Jul-17	120,833,333
63	Aug-17	118,750,000
64	Sep-17	116,666,667
65	Oct-17	114,583,333
66	Nov-17	112,500,000
67	Dec-17	110,416,667
68	Jan-18	108,333,333
69	Feb-18	106,250,000
70	Mar-18	104,166,667
71	Apr-18	102,083,333
72	May-18	100,000,000
73	Jun-18	97,916,667
74	Jul-18	95,833,333
75	Aug-18	93,750,000
76	Sep-18	91,666,667
77	Oct-18	89,583,333
78	Nov-18	87,500,000
79	Dec-18	85,416,667
80	Jan-19	83,333,333
81	Feb-19	81,250,000
82	Mar-19	79,166,667
83	Apr-19	77,083,333
84	May-19	75,000,000
85	Jun-19	72,916,667
86	Jul-19	70,833,333
87	Aug-19	68,750,000
88	Sep-19	66,666,667
89	Oct-19	64,583,333
90	Nov-19	62,500,000
91	Dec-19	60,416,667
92	Jan-20	58,333,333
93	Feb-20	56,250,000
94	Mar-20	54,166,667
95	Apr-20	52,083,333
96	May-20	50,000,000
97	Jun-20	47,916,667
98	Jul-20	45,833,333
99	Aug-20	43,750,000
100	Sep-20	41,666,667
101	Oct-20	39,583,333
102	Nov-20	37,500,000
103	Dec-20	35,416,667
104	Jan-21	33,333,333
105	Feb-21	31,250,000
106	Mar-21	29,166,667
107	Apr-21	27,083,333
108	May-21	25,000,000
109	Jun-21	22,916,667
110	Jul-21	20,833,333
111	Aug-21	18,750,000
112	Sep-21	16,666,667
113	Oct-21	14,583,333
114	Nov-21	12,500,000
115	Dec-21	10,416,667
116	Jan-22	8,333,333
117	Feb-22	6,250,000
118	Mar-22	4,166,667
119	Apr-22	2,083,333
120	May-22	0

Series 2012-1 Supplement